UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2008

BLINK LOGIC INC.

(Exact name of registrant as specified in its charter)

Nevada	001-05996	91-0835748
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Lindaro Street, Suite 350, San Rafael, CA 94901

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (415)-389-1625

Copies to:

Gregory Sichenzia, Esq.

Darrin Ocasio, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 31, 2008 (the “Closing Date”), Blink Logic Inc., a Nevada corporation (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”), pursuant to which it issued and sold $1,666,500 of its original issue discount senior secured debentures due October 31, 2010 (the “Debentures”) to accredited investors (the “Purchasers”) in a private placement.   The aggregate sales price of the Debentures was $1,500,000.  After deducting the expenses of the private placement the Company received net proceeds of approximately $1,457,500.  Pursuant to the Purchase Agreement, the Purchasers also received warrants to purchase up to 6,249,375 shares of the Company’s common stock (the “Warrants”).

In connection with the issuance of the Debentures and Warrants pursuant to the Purchase Agreement, the Company is required to seek shareholder approval to increase the authorized shares of its common stock from 42,857,143 to 500,000,000.

In addition, pursuant to the Purchase Agreement, the Company executed a security agreement pursuant to which it granted a security interest and lien on all of its assets (the “Security Agreement”). Pursuant to the Security Agreement, the lien will terminate when the note and all amounts due in connection with the Debentures are satisfied and all other obligations have been paid, discharged or satisfied in full. The Company’s wholly-owed subsidiary, Blink Logic Corp. also entered into a guarantee agreement pursuant to which it guaranteed the obligations of the Company pursuant to the Purchase Agreement and the documents entered into in connection therewith.  In addition, as a condition to completing the private placement, certain previous investors of the Company (the “Prior Purchasers”) entered into an agreement with the Company (the “Waiver and Consent Agreement”), pursuant to which the Prior Purchasers consented to the private placement and agreed to waive certain rights, including but not limited to: their right to participate in future financings.  As an additional condition to completing the private placement, the certain existing creditors of the Company (the “Existing Creditors”) entered into an agreement with the Company (the “Intercreditor Agreement”), pursuant to which the Existing Creditors agreed, among other things, that the amounts owed under the Debentures shall rank senior to amounts owed to the Existing Creditors and any sums currently owing to the Existing Creditors shall rank pari passu with each other.

The Original Issue Discount Senior Secured Debentures

The Debentures are due on October 31, 2010.  The initial conversion price (the “Conversion Price”) of the Debentures is $0.20 per share. If the Company issues common stock at a price that is less than the effective conversion price, or common stock equivalents with an exercise or conversion price less than the then effective conversion price, the conversion price will be reduced to such price.

The Debentures contain certain covenants by the Company, including that it will not:

•

incur any new indebtedness other than lease obligation or purchase money indebtedness of up to $100,000 and up to $2,500,000 of additional non-equity linked indebtedness

•

 incur any liens other than liens for taxes and other governmental charges liens incurred, liens incurred in the ordinary course of business or liens associated with permitted indebtedness ;

•

other than the Amendment, the Company shall not amend its charter documents in any manner that materially and adversely affects rights of the holder;

•

repay, repurchase or offer to repay or repurchase more than a de minimis number of shares of its common stock;

•

repay, repurchase or offer to repay or repurchase any indebtedness other than regularly scheduled principal and interest payments; and

•

not pay cash dividends.

Events of Default under the Debentures include but are not limited to the following:

•

if the Company does not pay the principal amount due on the Debentures or any liquidated damages and any other amounts owing on the Debentures when they are due;

•

if the Company fails to observe or perform any covenant under the Debentures;

•

if the Company or a significant subsidiary files for bankruptcy;

•

if the Company is a party to a change of control transaction or if it disposes of in excess of 33% of its assets;

•

if the Company’s common stock is not eligible for listing or quotation for trading on a trading market and shall not be eligible to resume listing or quotation for trading thereon within five trading days; and

•

if any monetary judgment is entered against the Company in excess of $250,000;

If an event of default occurs, the outstanding principal amount of the Debentures, plus liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash at the Mandatory Default Amount (as subsequently defined).  Commencing five days after the occurrence of any event of default that results in the eventual acceleration of the Debentures, the interest rate on the Debentures shall accrue at a rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law.

The Mandatory Default Amount is the sum of (i) the greater of (A) 130% of the outstanding Principal Amount of the Debenture, or (B) the outstanding Principal Amount of the Debenture divided by the Conversion Price on the date the Mandatory Default Amount is either (a) demanded (if demand or notice is required to create an Event of Default) or otherwise due or (b) paid in full, whichever has a lower Conversion Price, multiplied by the VWAP (as defined in the Debenture) on the date the Mandatory Default Amount is either (x) demanded or otherwise due or (y) paid in full, whichever has a higher VWAP, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of the Debenture.

The holders of the Debentures shall not have the right to convert the Debentures, to the extent that after giving effect to such conversion, such holder would beneficially own in excess of 4.99% of the shares of the Company’s Common Stock immediately after giving effect to such conversion (the “Beneficial Ownership Limitation”).  The holders, upon 61 days written notice to the Company, may increase the Beneficial Ownership Limitation provided that it does not exceed 9.99% of the Company’s common stock.

Warrants

The Warrants have an exercise price of $0.20 per share and expire on October 31, 2013.  The Warrants contain Beneficial Ownership Limitations that are identical to those of the Debentures.

The Company claims an exemption from the registration requirements of the Act for the private placement of these securities pursuant to Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the investor was an accredited investor and/or qualified institutional buyers, the investor had access to information about us and their investment, the investor took the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

Copies of the Agreement, the Debentures, the Warrants,  the Security Agreement and the Subsidiary Guarantee are filed as exhibits to this Current Report on Form 8-K.  The summary of these agreements set forth above is qualified by reference to such exhibits.

As previously reported on a Current Report on Form 8-K that was filed with the Securities and Exchange Commission on October 4, 2007, Blink Logic Inc. (f/k/a DataJungle Software Inc.) (the “Company”) issued and sold debentures having a total principal amount of $4,070,000 due September 28, 2009 (the “September Debentures”) to Enable Growth Partners LP, Enable Opportunity Partners LP and Pierce Diversified Strategy Master Fund LLC, ena (the “Holders”) in a private placement.

Pursuant to a Letter Agreement, dated November 3, 2008, by and between the Company and the Holders (the “Letter Agreement”), the definition of “Monthly Redemption Amount” in Section 1 in the September Debentures has been revised for each Holder such that, in addition to the sum of all liquidated damages and any other amounts then owing to the Holder in respect of this September Debenture, is shall be the following amounts for each Holder:

a.

Enable Growth Partners LP - $335,500.00

b.

Enable Opportunity Partners LP - $59,900.00

c.

Pierce Diversified Strategy Master Fund LLC, Ena - $11,600.00

In addition, the definition of “Monthly Redemption Date” in Section 1 of the September Debentures has amended and restated as follows: “Monthly Redemption Date” means December 28, 2008, and the 28th calendar day of each month thereafter, and terminating upon the full redemption of this Debenture.”

The foregoing description of the Letter Agreement in regards to the September Debentures does not purport to be complete and is qualified in its entirety by reference to this agreement which is attached as an exhibit to this Current Report and is incorporated into this Item by reference.

ITEM 2.03     CREATION OF A DIRECT FINANCIAL OBLIGATION

See Item 1.01 above.

ITEM 3.02     UNREGISTERED SALES OF EQUITY SECURITIES

See Item 1.01 above.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

10.1	Securities Purchase Agreement, dated as of October 31, 2008, by and between Blink Logic Inc. (the “Company”) and the Purchasers
10.2	Form of Original Issue Discount Senior Secured Convertible Debenture
10.3	Form of Common Stock Purchase Warrant
10.4	Security Agreement
10.5	Subsidiary Guarantee, dated as of October 31, 2008, by and between the Subsidiary and the Purchasers.
10.6	Form of Consent and Waiver
10.7	Form of Inter-Creditor Agreement
10.8	Letter Agreement, dated November 3, 2008, by and among Blink Logic Inc., Enable Growth Partners LP, Enable Opportunity Partners LP and Pierce Diversified Strategy Master Fund LLC, ena

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 3, 2008

BLINK LOGIC INC.

(Registrant)

/s/ L.R. Bruce

By:/____________________

L.R. Bruce

Chief Financial Officer

EXHIBIT LIST

10.1	Securities Purchase Agreement, dated as of October 31, 2008, by and between Blink Logic Inc. (the “Company”) and the Purchasers
10.2	Form of Original Issue Discount Senior Secured Convertible Debenture
10.3	Form of Common Stock Purchase Warrant
10.4	Security Agreement
10.5	Subsidiary Guarantee, dated as of October 31, 2008, by and between the Subsidiary and the Purchasers.
10.6	Form of Consent and Waiver
10.7	Form of Inter-Creditor Agreement
10.8	Letter Agreement, dated November 3, 2008, by and among Blink Logic Inc., Enable Growth Partners LP, Enable Opportunity Partners LP and Pierce Diversified Strategy Master Fund LLC, ena

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